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                                                                    Exhibit 23.1


Consent of independent public accountants



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-29837, 333-70793, 333-79301, 333-85049,
333-39304, and 333-82504.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
April 25, 2002